Exhibit (a)

CUSIP # XXXXXX XX X

Each American
Depositary Share represents
six (6) Share[s]

SUBSCRIPTION RIGHTS: Under Japanese practice offerings of rights to subscribe to additional underlying securities are sometimes made, and in varying amounts, with a subscription price sometimes below the current market price of the security. In the absence of registration under the United States Securities Act of 1933, as amended, of such rights the Depositary intends to endeavor to dispose of the rights for the benefit of the Holders and Beneficial Owners of Receipts as provided in paragraph 13 hereof. Any disposal of rights may substantially dilute the equity of Holders and Beneficial Owners of Receipts.

THE RELEASE OF THE SHARES OF COMMON STOCK OF THE COMPANY (AS DEFINED BELOW) UNDERLYING THE AMERICAN DEPOSITARY SHARES REPRESENTED BY THIS AMERICAN DEPOSITARY RECEIPT MAY BE LIMITED TO A UNIT OF SUCH NUMBER OF SHARES OF COMMON STOCK AS THE ARTICLES OF INCORPORATION MAY FROM TIME TO TIME DESIGNATE AS A “UNIT OF SHARES” OR INTEGRAL MULTIPLES THEREOF.

ConvergEx Depositary, Inc.

American Depositary Receipt

Evidencing

American Depositary Shares

For Common Stock of

Toshiba Corporation

(Incorporated under the laws of Japan [hereinafter the “Company”])

ConvergEx Depositary, Inc., as Depositary (the “Depositary”), hereby certifies that (i) at the date hereof there have been deposited with the Depositary or its agent, nominee, custodian or correspondent the Shares described above or evidence of the right to receive such Shares; (ii) at the date hereof each American Depositary Share (“ADS”) evidenced by this Receipt represents the amount of such securities shown above and deposited or deemed to be deposited hereunder as provided in clause (i) above or Article 7 of this Receipt, as the case may be, (iii) from time to time hereafter, each ADS evidenced by this Receipt shall represent such number of Shares and any and all other shares, stock, securities, cash and/or other property held by the Depositary in place thereof or in addition thereto (collectively, the "Deposited Securities") as provided herein and (iv) ___________ or registered assigns IS THE HOLDER OF ______ AMERICAN DEPOSITARY SHARES evidenced by this Receipt and, except as otherwise herein expressly provided, is entitled, upon surrender at the office of the Depositary (the “Depositary’s Office”), of this Receipt duly endorsed for transfer, upon payment of the fees and charges as provided on the reverse of this Receipt and in compliance with applicable laws and governmental regulations, at the Holder’s option (1) to delivery at the office of the agent, nominee, custodian or correspondent of the Depositary, to a person specified by the Holder, of the amount of Deposited Securities represented hereby or evidence of the right to receive the same, or (2) to have such Deposited Securities forwarded at such Holder’s cost and risk to him at the Depositary’s Office.

As used herein, the term “Beneficial Owner” means any person who has a beneficial interest in any ADS evidenced by this Receipt. The term “Holder” means the person or persons in whose name this Receipt is registered upon the books of the Depositary from time to time. As used herein, the term “Securities Act of 1933” means the Securities Act of 1933, as amended from time to time. As used herein, the term “Shares” means shares of the common stock of the Company identified above heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and

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fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

1.         Receipts. This American Depositary Receipt (this “Receipt”) is one of a continuing issue of American Depositary Receipts (collectively, the “Receipts”), all evidencing rights of like tenor with respect to the Deposited Securities, and all issued or to be issued upon the terms and conditions provided herein, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of Holders and Beneficial Owners of Receipts subsequent to such deposits. The Depositary will not knowingly accept for deposit any Shares required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares. The Depositary assumes no liability with respect to the validity, worth, susceptibility to assessments or freedom from preemptive rights of the Deposited Securities.

2.         Withdrawal of Deposited Securities. The surrender of outstanding Receipts and the withdrawal of Deposited Securities may only be suspended for (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of the Deposited Securities or the deposit of Shares in connection with voting at a shareholders’ meeting or other corporate action, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.

3.         Transfer of Receipts; Combination and Split-up of Receipts. Until the surrender of this Receipt in accordance with the terms hereof, the Depositary will maintain at a designated office in the Borough of Manhattan, The City of New York, a register for the registration and transfers of Receipts and where the Holders of Receipts may, during regular business hours upon reasonable prior notice, inspect the transfer books or the list of Holders of Receipts as maintained by the Depositary. The transfer of this Receipt is registrable on the transfer books of the Depositary at the Depositary’s Office in the City of New York by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and payment of funds sufficient to pay the fees and expenses of the Depositary and any applicable taxes and other governmental charges and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Deposited Securities as were represented by the ADSs evidenced by the Receipt or Receipts surrendered. Upon such split or combination not involving a transfer, a charge may be made as provided herein. The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, subject to the provisions of Article 2 hereof.

4.         Proof of Citizenship or Residence. The Depositary may require any Holder or Beneficial Owner of Receipts, or any person presenting securities for deposit against the issuance of Receipts, from time to time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with any laws or regulations relating to the issuance or transfer of Receipts, the receipt or distribution of dividends or other property, or the taxation thereof or of Receipts or Deposited Securities, and the Depositary may withhold the issuance or registration of transfer of any Receipt or

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payment of such dividends or delivery of such property from any Holder, Beneficial Owner or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments.

5.         Transferability and Record Ownership. It is a condition of this Receipt, and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that prior to the due presentation of this Receipt for registration of transfer as provided in Article 3 hereof, and subject to the provisions of Article 14 hereof, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the persons entitled to dividends or other distributions or to any notice pursuant to the terms hereof and for all other purposes.

6.         Limitations on Execution and Delivery, Transfer and Surrender of Receipts. Subject to the provisions of Article 2 hereof, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Receipt, or for any other reason.

7.         Pre-Release of Receipts. Notwithstanding any other provision of this Receipt, the Depositary may execute and deliver ADSs prior to the receipt of Shares (each such transaction, a “Pre-Release”). The Depositary may deliver Deposited Securities upon the receipt and cancellation of ADSs that have been pre-released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADS has been pre-released. The Depositary may receive ADSs issued by the Depositary in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written agreement whereby the person to whom the ADSs are to be delivered (i) represents that such person, or its customer, owns the Shares or ADSs to be delivered in satisfaction of a Pre-Release, as the case may be, and (ii) agrees to indicate that the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or its custodian, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs which is outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited in accordance with the terms of Receipts; provided that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Releases with any one person on a case-by-case basis, as it deems appropriate. The Depositary may retain for its own account any compensation earned or received by it in connection with the foregoing. Collateral provided pursuant to subpart (b) above, but not earnings thereon, shall be held for the benefit of the Holders.

8.         Liability of Holder for Taxes. The Depositary shall not be liable for any

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governmental taxes, assessments or charges or corporate assessments or charges which may become payable in respect of the Deposited Securities or Receipts, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future tax, statute, charter provision, by-law, regulation or otherwise, shall be payable by the Holder of this Receipt to the Depositary at any time upon request. Upon the failure of the Holder of this Receipt to pay any such amount, the Depositary may withhold dividends or other distributions, or may sell for the account of such Holder all or any part of the Deposited Securities represented by the ADSs evidenced by this Receipt, which sale may be subject to withholding taxes, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, assessment or charge, and the Holder hereof shall remain liable for any deficiency. If the Depositary determines that any distribution in property other than cash on deposited shares is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

9         Representations and Warranties. Every person presenting Shares for deposit shall be deemed thereby to represent and warrant that such Shares and, if applicable, each certificate therefor, (a) are validly issued, fully paid, non-assessable and free of any pre-emptive rights and that the person making such deposit is duly authorized so to do, (b) would not be required to be registered under the Securities Act of 1933 in connection with the offer or sale thereof in the United States, (c) are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (d) have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of such securities and the issuance of Receipts. If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof, including, without limitation, to cancel the applicable ADSs.

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10.         Further Conditions. This Receipt is issued, and all rights of the Holder and Beneficial Owner hereof are expressly, subject to the terms and conditions set forth on both sides of this Receipt, all of which form a part of the agreement evidenced in this Receipt and to all of which the Holder and Beneficial Owner hereof by accepting this Receipt consent and agree.

Countersigned:	ConvergEx Depositary, Inc.
As Depositary

Authorized Officer	Title:

Dated: _____________________

The Depositary's Office is currently located at 1633 Broadway, New York, New York 10019.

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(REVERSE OF RECEIPT)

11.         Available Information. As of the date of the establishment of the program for issuance of Receipts by the Depositary, the Depositary had a good faith belief (after reasonable investigation), that the issuer of the Deposited Securities (the “Issuer”) published information in English on its internet website http://www.toshiba.co.jp/about/ir/en/finance/ or through an electronic information delivery system generally available to the public in its primary trading market, in either case in compliance with Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”). The information so published by the Issuer cannot be retrieved from the Commission’s internet website and cannot be inspected or copied at the public reference facilities maintained by the Commission. Should such Issuer become subject to the periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the Issuer is complying with the requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Issuer is not complying with those requirements.

12.          Notices; Voting Rights. The Depositary shall be under no obligation to give notice to the Holder or any Beneficial Owner of this Receipt of any meeting of shareholders or of any report of or communication from the Issuer or of any other matter concerning the affairs of such Issuer, except as herein expressly provided. The Depositary undertakes to make available for inspection by Holders of the Receipts at the Depositary’s Office any reports and communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer which were both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. Such reports and communications will be available in the language in which they were received by the Depositary from the Issuer, except to the extent, if any, that the Depositary in its sole discretion elects to both (i) translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) make any such translation available for such inspection by Holders of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make any such translation available for inspection. The Depositary shall not incur any liability to any Holder or Beneficial Owner by reason of any such translation provided by the Depositary, whether or not such translation was prepared by the Depositary.

The Depositary may, in its discretion, exercise, in any manner, or not exercise, any and all voting rights that may exist in respect of the Deposited Securities. The Depositary may, but assumes no obligation to, notify Holders of an upcoming meeting of Holders or solicit instructions from Holders as to the exercise of any voting rights with respect to the Deposited Securities. Upon the written request of the Holder of this Receipt and payment to it of any expenses, fees and expenses involved, the Depositary may, in its sole discretion, but assumes no obligation to, exercise any voting rights with respect to the amount of the Deposited Securities represented by the ADSs evidenced by this Receipt in accordance with that request.

13.         Distributions. Until the termination of the agreement evidenced in this Receipt in accordance with the terms hereof, the Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such manner as it shall determine,

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any cash dividend, other cash distribution, distribution of shares, subscription or other rights, or any other distribution with respect to the amount of Deposited Securities represented by the ADSs evidenced hereby, after deduction, or upon payment of the fees and expenses of the Depositary described in Article 20 below, and the withholding of any taxes in respect thereof; provided that the Depositary shall not make any distribution which in the opinion of counsel may violate the Securities Act of 1933 or any other applicable law or for which it shall not have received adequate assurances with respect to compliance with such law or laws. In such cases, the Depositary may sell such shares, subscription or other rights, securities or other property. In the event that the Depositary elects not to make any such distribution, the Depositary need only notify Holders of the disposition thereof and the proceeds, if any, of any such sales. Any dividend or other distribution received by the Depositary in cash in a currency other than U.S. dollars shall, subject to the provisions of the following paragraph, be converted into U.S. dollars and distributed as herein provided in U.S. dollars. In lieu of distributing fractional shares, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of any fractional shares. The Depositary shall have discretion as to the procedure to be followed in making subscription or other rights available to any Holder or in disposing of such rights on behalf of any Holder and making the net proceeds available to such Holder, provided that if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holder or dispose of such rights and make the net proceeds from the sale of such rights available to such Holder, then the Depositary may allow such rights to lapse. Sales of subscription or other rights, securities or other property by the Depositary may be made at such time and in such manner as the Depositary may deem advisable, and in such case, the Depositary shall distribute to the Holder hereof the net proceeds after deduction of the fees and expenses of the Depositary described in Article 20 below and any applicable withholding taxes or other governmental charges in respect thereof.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety or with respect to the Holders of a portion of the Receipts on a reasonable basis into U.S. dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either (a) distribute such currency to the Holders entitled thereto or (b) hold such currency for the respective accounts of such Holders uninvested and without liability for interest thereon, in which case the Depositary may distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.

As an accommodation to the Holder hereof, the Depositary may use commercially reasonable efforts to (i) attempt to determine whether the Holder hereof is entitled to distributions relating to withholding taxes or other governmental charges, and (ii) distribute or otherwise make available to the Holder hereof, at a time and in such manner as the Depositary shall determine in its sole discretion, any such additional sums. In connection with the foregoing, the Depositary shall not be liable for any determination, action or inaction that does not constitute willful misconduct or gross negligence.

14.         Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or

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whenever it is necessary in the judgment of the Depositary to determine the Holders of Receipts, the Depositary will fix a record date for the determination of the Holders generally or the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or responsible for any other purposes for which the record was set. Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right of the Holder hereof on such record date to receive such payment or distribution or, subject to Article 12 hereof, to direct the manner of voting the Deposited Securities represented hereby.

15.         Forwarding and Delivery of Deposited Securities. At any time the Depositary may, in its sole discretion, cause any or all Deposited Securities to be forwarded at the cost and risk of the Holders of the Receipts to the Depositary’s Office or to any agent, nominee, custodian or correspondent of the Depositary, to be held by the Depositary, or such agent, nominee, custodian or correspondent, in which case the Holder hereof shall have, in lieu of the option set forth in clauses (1) and (2) of the first paragraph on the face hereof, the right (a) to receive at no additional cost at the Depositary’s Office or the office of such agent, nominee, custodian or correspondent, as the case may be, or (b) to have forwarded, at the cost and risk of such Holder, to or upon the order of such Holder at the address designated by such Holder to the Depositary in writing, such amount of Deposited Securities as are represented hereby upon the surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and upon payment of the applicable fees, taxes and charges. The Depositary shall not incur any liability to any Holder or Beneficial Owner of this Receipt by reason of any such forwarding or failure to forward any or all Deposited Securities.

16.         Changes Affecting Deposited Securities. Upon (a) any change in nominal or par value, or any split-up, combination or any other reclassification, of any Deposited Securities, or (b) any recapitalization, reorganization, sale of assets substantially as an entity, liquidation, receivership, bankruptcy, merger or consolidation affecting the Issuer or to which it is a party, or (c) the redemption by an issuer of Deposited Securities at any time of any or all of such Deposited Securities (provided the same are subject to redemption), then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, such Deposited Securities. Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary and any applicable taxes and governmental or other charges) for one or more new Receipts of the same form and tenor as this Receipt, specifically describing such new shares, securities, cash or other property. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Holder to receive such new Receipt or Receipts.

If any of the Deposited Securities are redeemable, the Depositary shall have the rights set forth in the preceding paragraph. The Depositary shall mail notice of any redemption of Deposited Securities to the Holders of Receipts, provided that in the case of any redemption of less than all of the Deposited Securities, the Depositary shall draw in such manner as it shall determine an equivalent number of ADSs and shall mail notice of redemption only to the Holders of Receipts evidencing the ADSs so drawn for redemption, in whole or in part. The sole right of the Holders of Receipts evidencing ADSs designated for redemption after the mailing of any such notice of redemption shall be to receive the cash, rights and/or other property applicable to the same, upon surrender

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to the Depositary (and upon payment of the fees and expenses of the Depositary and any applicable taxes and governmental or other charges) of the Receipts evidencing such ADSs.

17.         Liability of the Depositary. The Depositary assumes no obligation and shall not incur any liability to any Holder or Beneficial Owner of this Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities and with respect to the time and rates for conversion of any foreign currency into U.S. dollars) except that it agrees to perform its obligations specifically set forth in this Receipt without gross negligence or willful misconduct. In addition, the Depositary assumes no obligation and shall not incur any liability to any Holder or Beneficial Owner of this Receipt, (a) if, by reason of any provisions of any present or future law, rule or regulation of the United States of America, or of any state thereof, or of any foreign country, or political subdivision thereof or of any governmental entity or regulatory authority or stock exchange, or by reason of any provision, present or future, of the charter or certificate of incorporation, memorandum or articles of association, statutes, code of regulations, by-laws or resolutions of the Issuer, the Depositary shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or extraordinary expenses on account of doing or performing any act or thing which by the terms hereof shall be done or performed; (b) by reason of any non-performance or delay, caused as specified in clause (a) above, in the performance of any act or thing which by the terms of this Receipt it is provided, (c) by reason of any exercise of, or failure to exercise, any discretion provided for herein, (d) for the inability of any Holder or Beneficial Owner hereof to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not made available to Holders or Beneficial Owner, (e) by reason of the performance or non-performance of any third party (including, without limitation, affiliates of the Depositary), (f) for any indirect, special, consequential (including, without limitation, lost profits) or punitive damages of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such claim may be brought, or (g) arising out of any act of God, terrorism or war or any other circumstances beyond its control.

The Depositary shall not be responsible for any failure to carry out any requests to vote or for the manner or effect of any vote made either with or without request, or for not exercising any right to vote. The Depositary shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability be furnished as often as may be required. The Depositary shall not incur any liability to any Holder or Beneficial Owner of a Receipt for any action or inaction by it in reliance upon the advice of, or information from, legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it to be competent to give such advice or information. The Depositary and any of its affiliates may each become the owner of, and deal in, securities of any class of the Issuer and in Receipts.

The issuer of the Receipts is deemed to be the legal entity resulting from the agreement evidenced in this Receipt.

18.         Amendment of Receipts. The form of the Receipts may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Holders shall not become effective as to outstanding Receipts until the expiration

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of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided that such thirty (30) days’ notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Holder and Beneficial Owner of ADSs evidenced by this Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement evidenced in this Receipt as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the ADSs evidenced thereby, except in order to comply with mandatory provisions of applicable law.

19.         Termination of Agreement and Surrender of this Receipt. The Depositary may at any time terminate the agreement evidenced in this Receipt and all other Receipts by mailing notice of such termination to the Holders of all the Receipts then outstanding at their addresses appearing upon the books of the Depositary, at least thirty (30) days prior to the date fixed in such notice of termination. On and after such date of termination the Holder hereof, upon surrender of this Receipt at the Depositary’s Office, will be entitled to delivery of the amount of the Deposited Securities represented by the ADSs evidenced hereby at such date of termination upon the same terms and conditions, upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and upon payment of any applicable taxes and governmental or other charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. dollars as herein provided, and after deducting therefrom the fees and expenses of the Depositary and taxes and other governmental charges referred to herein, hold the balance of said dividends for the pro rata benefit of the Holders of the respective Receipts. As to any Receipts not so surrendered within thirty (30) days after such date of termination, the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. After the expiration of three months from such date of termination the Depositary may sell any remaining Deposited Securities in such manner as it may determine appropriate, and may thereafter hold uninvested the net proceeds of any such sale or sales, together with any dividends received prior to such sale or the U.S. dollars received on conversion thereof, unsegregated and without liability for interest thereon, for the pro rata benefit of the Holders of the Receipts which have not theretofore been surrendered for cancellation, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, or if no such sale can be made after the expiration of one year from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the Holders and Beneficial Owners of the Receipts except to make distributions of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts.

20.         Certain Fees and Charges of the Depositary. The Depositary may charge any party depositing or withdrawing Shares, any party transferring or surrendering Receipts, any party to whom Receipts are issued (including issuance pursuant to a stock dividend or stock split or an exchange of stock or distribution or a change in the number of Shares represented by each ADS) or Holders, as applicable, (a) fees for the delivery or surrender of Receipts and deposit or withdrawal of Shares, (b) fees for distributing cash, Shares or other property received in respect of Deposited Securities, (c) taxes and other governmental charges, (d) registration or custodial fees or charges relating to the Shares, (e) cable, telex and facsimile transmission expenses, (f) foreign currency conversion expenses and fees, (g) depositary servicing fees, and (h) any other fees or charges

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incurred by the Depositary or its agents in connection with the Receipt program. The Depositary’s fees and charges may differ from those of other depositaries. The Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days’ notice to the Holder hereof. The Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it.

21.         Rebates to Brokers. From time to time the Depositary may pay rebates to brokers (including, without limitation, brokers that are affiliates of the Depositary) that deposit shares with the Depositary for the issuance of depositary receipts. The Depositary assumes no obligation or responsibility, and expressly disclaims any liability arising out of, or relating to, such rebates, including without limitation whether such rebates or any portion thereof are passed on to the beneficial holders by such brokers.

22.         Affiliates of Depositary. Each Holder or Beneficial Owner of this Receipt hereby acknowledges that affiliates of the Depositary may provide services in connection with this Receipt or otherwise earn commissions or fees in connection with transactions related hereto.

23.         Governing Law. This Receipt shall be interpreted in accordance with, and all rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York applicable to contracts made in and to be performed in that state.

All actions and proceedings brought by any Holder or beneficial holder of this Receipt against the Depositary arising out of or relating to the Shares or other Deposited Securities, the ADSs or the Receipts, or any transaction contemplated herein, shall be litigated only in courts located within the State of New York.

EACH HOLDER AND BENEFICIAL HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, OR ANY TRANSACTION CONTEMPLATED HEREIN, OR THE BREACH HEREOF, INCLUDING WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name

and address of assignee)

__________________________________ the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints

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________________________ attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated: ____________ Signature: _____________________________

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an “eligible institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, having an office or correspondent in The City of New York.

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